Exhibit 10.12

FIRST AMENDMENT TO PURCHASE

AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of the __9_ day of December, 2021, by and between ALTERRI PROPERTIES, LLC, a North Carolina limited liability company (“Seller”) and MHP PURSUITS LLC, a North Carolina limited liability company (“Buyer”).

WHEREAS, Seller and Buyer entered into that certain Purchase Agreement dated October 22, 2021 (the “Original Agreement”) pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller that certain real property and improvements identified in the Original Agreement; and

WHEREAS, the parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree to amend the Original Agreement, as follows:

1.	Repairs. Notwithstanding anything in the Original Agreement to the contrary, the parties acknowledge and agree that Seller would complete the following repairs, before the Closing Date, in the respective Mobile Home Parks:

a.	Scenic Oaks

Lot 1- Repair front porch, Repair hole in back wall

Lot 6- Repair hole in floor close to back door and entrance to 2 bedroom

Lot 9- Repair back stairs, Repair small leak under kitchen sink

Lot 11- Repair toilet

Lot 13- Repair hole in second bedroom by vent

Lot 14- Repair water leak in bathroom

Lot 15- Replace front porch

Lot 18- Repair stairs, repair holes in floor, repair holes in ceiling

Lot 20- Repair flooring in master bathroom, repair hole in wall leading to second bath

Lot 27- Repair holes in wall

Lot 30- Repair minor leak by vent near second bath, Repair electric outlet, Repair leak under sink, Repair hole near front door

b.	West 49

Lot 1- Repair in middle bedroom near doorway

Lot 25- Repair vent in bathroom

Lot 31- Repair kitchen sink leak

Lot 35- Repair back entrance door, Repair bathroom leak, Repair caulking bathtubs and sinks

Lot 50- Repair second bedroom leak

(individually and collectively, the “Seller Repairs”)

Notwithstanding the foregoing, as of the date hereof, Buyer acknowledges and agrees that all of the Seller Repairs have been completed to its satisfaction.

First Amendment to Purchase and Sale Agreement

Alterri Properties Asheboro, NC

2.	Credit to Buyer. Notwithstanding anything in the Original Agreement to the contrary (including but not limited to Section 10 of the Original Agreement), the parties acknowledge and agree that Seller will provide a credit to Buyer for the following quotes (individually and collectively, the “Quotes”):

a.	West 49

Lot 11- Get a quote for floor in kitchen and main entrance, Repair holes in wall- this will be in the form of a Seller credit at closing

Lot 23- Get a quote to repair kitchen flooring- this will be in the form of a Seller credit at closing

The parties acknowledge and agree that the Quotes for the above-named issues are Two Thousand Five Hundred Dollars and NO/100 ($2,500.00) per lot. Therefore, at Closing, Seller shall provide Buyer a credit in the amount of Five Thousand Dollars ($5,000.00) towards the Purchase Price.

3.	Capitalized Terms. Any capitalized terms that are used but not defined in this First Amendment will have the meaning ascribed to such term in the Original Agreement.

4.	One Agreement and Remaining Terms. The Original Agreement, as amended by this First Amendment, will constitute one agreement between Seller and Buyer. Except as specifically changed in this First Amendment, none of the terms or conditions of the Original Agreement are altered or impaired in any manner and all the terms of the Original Agreement as amended by this First Amendment shall remain in full force and effect. Each of Buyer and Seller hereby represent and acknowledge that the Original Agreement shall remain in full force and effect, as modified by this First Amendment, and that to the best of each party’s respective actual knowledge, the other party is not in default or breach.

5.	Counterparts. This First Amendment may be executed and delivered (including by facsimile, DocuSign or Portable Document Format (.pdf) transmission) in any number of counterparts with the same effect as if all signatories had signed the same document. Facsimile and other electronic copies of manually signed originals shall have the same effect as manually-signed originals and shall be binding on the undersigned parties. Each counterpart shall be deemed an original, but all counterparts must be construed together to constitute one and the same instrument.

First Amendment to Purchase and Sale Agreement

Alterri Properties Asheboro, NC

IN WITNESS WHEREOF, Buyer and Seller have caused this First Amendment to be duly executed as of the day and year first above written.

SELLER:

ALTERRI PROPERTIES, LLC,
a North Carolina limited liability company

By:	/s/ John Aultman
Name:	John Aultman
Title:	Authorized Signatory

BUYER:

MHP PURSUITS LLC,
a North Carolina limited liability company

By:	/s/ Adam Martin
Name:	Adam Martin
Title:	CIO

First Amendment to Purchase and Sale Agreement

Alterri Properties Asheboro, NC

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